EXHIBIT 99.1

News From

Royal Caribbean Cruises Ltd.

Corporate Communications Office___________________________________________________________

1050 Caribbean Way, Miami, Florida 33132-2096

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS IMPROVED FIRST QUARTER 2008 EARNINGS

MIAMI – April 24, 2008 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL).

Key Highlights

•	First quarter 2008 net income of $75.6 million, or $0.35 per share, compared to $8.8 million, or $0.04 per share in 2007.
•	First quarter 2008 Net Yield grew 7.1% to a record $173 per APCD.
•	First quarter 2008 Net Cruise Costs per APCD increased 2.9%, and decreased 1.0% excluding fuel.
•	Fuel prices increased 53% versus 2007, but energy savings initiatives and hedging lowered the cost impact per APCD to 24%.
•	For the full year 2008, the company continues to expect Net Yields to increase in a range around 4%, and adjusting for higher current fuel prices, earnings per share to be $2.85 to $3.00.

“It is gratifying that, despite the challenging economic times, our guests continue to appreciate the outstanding value offered by our brands,” said Richard Fain, Chairman and Chief Executive Officer. “We delivered the highest first quarter yields in our company’s history, with significant improvement in ticket prices and continued healthy onboard spending.”

Royal Caribbean Cruises Ltd. today announced net income for the first quarter 2008 of $75.6 million, or $0.35 per share, compared to net income of $8.8 million, or $0.04 per share, in 2007. The significant increase in earnings per share versus the first quarter 2007 was due primarily to increased capacity and higher yields, offset by higher fuel prices. Revenues for the first quarter 2008 increased to $1.4 billion from revenues of $1.2 billion in the first quarter 2007. Higher fuel prices increased costs by $60 million in the first quarter 2008, which reduced earnings per share by $0.28.

Key metrics for the first quarter 2008, as compared to the first quarter 2007, were as follows:

•	Net Yields increased 7.1% to a record $173 per APCD.
•	Excluding fuel, Net Cruise Costs per APCD decreased 1.0%.
•

Fuel prices increased 53%, while fuel costs per APCD increased 24%; benefiting from energy saving initiatives and hedging. The average at-the-pump price for the quarter was $592 per metric ton versus $388 per metric ton in 2007.

•	Net Cruise Costs per APCD increased 2.9%.

2008 Outlook

The company expects its second quarter 2008 earnings per share to be $0.40 to $0.45, and expects full year 2008 earnings per share to be $2.85 to $3.00.

“Our record yield performance in the first quarter and our solid forward bookings demonstrate our resilience and are certainly reassuring,” said Fain. “Our brands have clearly differentiated themselves and our portfolio of innovative newbuilds will continue to feed their momentum.”

Fain continued, “Higher fuel prices have been a prolonged challenge for us, but our management team remains focused on cost controls and continues to help mitigate the impact. Except for higher fuel prices, it is very gratifying to see our revenues and earnings projected to be as good or better than our original expectations. Our brands’ momentum, cost savings initiatives, growing economies of scale and the efficiencies of our new vessels should continue to improve our shareholder value.”

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The company provided the following estimates for the second quarter and full year 2008, as compared to the second quarter and full year 2007, respectively.

	Second Quarter 2008	Full Year 2008
Earnings Per Share	$0.40 to $0.45	$2.85 to $3.00
Capacity	5.4%	5.1%
Net Yields	approx. 2%	approx. 4%
Net Cruise Costs per APCD	7% - 8%	approx. 5%
Net Cruise Costs per APCD, excluding Fuel	3% - 4%	2% - 3%
Depreciation and Amortization	$128 to $133 Million	$525 to $545 Million
Interest Expense	$85 to $90 Million	$320 to $340 Million

The company expects to have a 5.1% increase in capacity in 2008, driven primarily by a full year of Liberty of the Seas, the Independence of the Seas entering service in May, Pullmantur’s purchase of Pacific Star, and Celebrity Solstice entering service in the fourth quarter.

The company does not forecast fuel prices and its cost guidance for fuel is based on current at-the-pump prices net of any hedge impacts. Based on today’s fuel prices, the company has included $685 million in fuel expenses in its full year 2008 guidance. This figure is $90 million, or $0.42 per share, higher than at the time of its previous earnings guidance.

	Second Quarter 2008	Full Year 2008
Consumption (metric tons in thousands)	300	1,225
Fuel Expenses	$172 Million	$685 Million
Percent Hedged (forward consumption)	49%	50%
Impact of 10% Change in Fuel Prices on Unhedged Consumption	$10 Million	$29 Million

As of March 31, 2008, liquidity was $1.4 billion, including $0.4 billion in cash and cash equivalents and $1.0 billion in available credit on the company’s unsecured revolving credit facility.

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Based on current ship orders, projected capital expenditures for 2008, 2009, 2010, 2011, and 2012, are estimated to be $1.9 billion, $2.0 billion, $2.2 billion, $1.0 billion, and $1.0 billion, respectively. Projected capacity increases for the same five years are estimated at 5.1%, 9.3%, 11.4%, 6.4%, and 3.4%, respectively.

The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

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Net Debt-to-Capital

Net Debt-to-Capital is a ratio which represents total long-term debt, including current portion of long-term debt, less cash and cash equivalents (“Net Debt”) divided by the sum of Net Debt and total shareholders' equity. We believe Net Debt and Net Debt-to-Capital, along with total long-term debt and shareholders' equity are useful measures of our capital structure.

Net Revenues

Net Revenues represent total revenues less commissions, transportation and other expenses and onboard and other expenses.

Net Yields

Net Yields represent Net Revenues per APCD. We utilize Net Revenues and Net Yields to manage our business on a day-to-day basis as we believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs, which are commissions, transportation and other expenses and onboard and other expenses. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Occupancy

Occupancy, in accordance with cruise vacation industry practice, is calculated by dividing Passenger Cruise Days by APCD. A percentage in excess of 100% indicates that three or more passengers occupied some cabins.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

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Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur Cruises, Azamara Cruises and CDF Croisieres de France. The company has a combined total of 38 ships in service and seven under construction. It also offers unique land-tour vacations in Alaska, Asia, Australia, Canada, Europe, Latin America and New Zealand. Additional information can be found on www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es, www.azamaracruises.com or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Words such as “expect”, “intend”, “anticipate”, “goal”, “project”, “plan”, “believe”, “may”, “could”, “should”, “will”, “seek”, “estimate” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax and environmental laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com .

Financial Tables Follow

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Quarter Ended
	March 31,
	2008	2007

Passenger ticket revenues	$1,037,903	$870,416
Onboard and other revenues	391,182	352,710
Total revenues	1,429,085	1,223,126
Cruise operating expenses:
Commissions, transportation and other	257,940	219,685
Onboard and other	78,520	66,403
Payroll and related	154,239	137,280
Food	83,002	73,185
Fuel	158,234	117,334
Other operating	230,251	227,454
Total cruise operating expenses	962,186	841,341
Marketing, selling and administrative expenses	204,941	186,184
Depreciation and amortization expenses	124,390	115,958
Operating Income	137,568	79,643
Other income (expense):
Interest income	2,508	4,500
Interest expense, net of interest capitalized	(77,948)	(80,480)
Other income	13,479	5,162
	(61,961)	(70,818)
Net Income	$75,607	$8,825

Earnings Per Share:
Basic	$0.35	$0.04
Diluted	$0.35	$0.04

Weighted-Average Shares Outstanding:
Basic	213,326	212,322
Diluted	214,464	214,005

STATISTICS

	Quarter Ended
	March 31,
	2008	2007

Occupancy	104.4%	103.7%

Passenger Cruise Days	6,612,925	6,029,987

APCD	6,332,099	5,816,046

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	As of
	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$441,127	$230,784
Trade and other receivables, net	236,293	313,640
Inventories	98,037	96,813
Prepaid expenses and other assets	157,308	137,662
Derivative financial instruments	316,291	213,892
Total current assets	1,249,056	992,791

Property and equipment, net	12,329,417	12,253,784
Goodwill	842,940	797,791
Other assets	1,130,320	937,915
	$15,551,733	$14,982,281

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$201,614	$351,725
Accounts payable	207,342	222,895
Accrued expenses and other liabilities	484,957	533,674
Customer deposits	1,198,812	1,084,359
Hedged firm commitments	257,479	146,642
Total current liabilities	2,350,204	2,339,295
Long-term debt	5,747,371	5,346,547
Other long-term liabilities	547,172	539,096

Commitments and contingencies

Shareholders' equity
Preferred stock ($0.01 par value; 20,000,000 shares authorized;
none outstanding)	-	-
Common stock ($.01 par value; 500,000,000 shares authorized;
223,770,690 and 223,509,136 shares issued, March 31, 2008 and December 31, 2007, respectively)	2,238	2,235
Paid-in capital	2,948,774	2,942,935
Retained earnings	4,158,469	4,114,877
Accumulated other comprehensive income	221,445	120,955
Treasury stock (11,046,443 and 11,026,271 common shares at cost, March 31, 2008 and December 31, 2007, respectively)	(423,940)	(423,659)
Total shareholders' equity	6,906,986	6,757,343
	$15,551,733	$14,982,281

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Quarter Ended
	March 31,
	2008	2007

Operating Activities
Net income	$75,607	$8,825
Adjustments:
Depreciation and amortization	124,390	115,958
Changes in operating assets and liabilities:
Decrease (increase) in trade and other receivables, net	81,033	(20,499)
Increase in inventories	(227)	(3,682)
Increase in prepaid expenses and other assets	(17,593)	(64,816)
(Decrease) increase in accounts payable	(19,878)	279
(Decrease) increase in accrued expenses and other liabilities	(51,765)	40,832
Increase in customer deposits	112,092	280,038
Other, net	(1,856)	2,935
Net cash provided by operating activities	301,803	359,870

Investing Activities
Purchases of property and equipment	(260,788)	(154,161)
Cash received on settlement of derivative financial instruments	154,502	1,988
Other, net	(25,132)	(7,359)
Net cash used in investing activities	(131,418)	(159,532)

Financing Activities
Debt proceeds	345,000	1,308,519
Debt issuance costs	(11,121)	(8,754)
Repayments of debt	(265,846)	(1,374,088)
Dividends paid	(32,015)	(34,390)
Proceeds from exercise of common stock options	2,788	3,107
Other, net	176	177
Net cash provided by (used in) financing activities	38,982	(105,429)

Effect of exchange rate changes on cash	976	187

Net increase in cash and cash equivalents	210,343	95,096
Cash and cash equivalents at beginning of period	230,784	104,520
Cash and cash equivalents at end of period	$441,127	$199,616

Supplemental Disclosure
Cash paid during the period for:
Interest, net of amount capitalized	$87,791	$43,622

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ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended
	March 31,
	2008	2007

Passenger ticket revenues	$1,037,903	$870,416
Onboard and other revenues	391,182	352,710
Total revenues	1,429,085	1,223,126
Less:
Commissions, transportation and other	257,940	219,685
Onboard and other	78,520	66,403
Net revenues	$1,092,625	$937,038

APCD	6,332,099	5,816,046
Gross Yields	$225.69	$210.30
Net Yields	$172.55	$161.11

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended
	March 31,
	2008	2007

Total cruise operating expenses	$962,186	$841,341
Marketing, selling and administrative expenses	204,941	186,184
Gross Cruise Costs	1,167,127	1,027,525
Less:
Commissions, transportation and other	257,940	219,685
Onboard and other	78,520	66,403
Net Cruise Costs	$830,667	$741,437

APCD	6,332,099	5,816,046
Gross Cruise Costs per APCD	$184.32	$176.67
Net Cruise Costs per APCD	$131.18	$127.48

Net Debt-to-Capital was calculated as follows (in thousands):
	As of
	March 31,
	2008	2007
Long-term debt, net of current portion	$5,747,371	$4,845,962
Current portion of long-term debt	201,614	523,142
Total debt	5,948,985	5,369,104
Less: Cash and cash equivalents	441,127	199,616
Net Debt	$5,507,858	$5,169,488

Total shareholders' equity	$6,906,986	$6,096,067
Total debt	5,948,985	5,369,104
Total debt and shareholders' equity	12,855,971	11,465,171
Debt-to-Capital	46.3%	46.8%
Net Debt	5,507,858	5,169,488
Net Debt and shareholders' equity	$12,414,844	$11,265,555
Net Debt-to-Capital	44.4%	45.9%

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